Exhibit 99.1

For Immediate Release

GULF UNITED ENERGY ANNOUNCES
ACQUISITION OF PARTICIPATION INTEREST IN
BLOCK SSJN-5 COLOMBIA

HOUSTON, Texas – August 17 2012 -- Gulf United Energy, Inc. (GLFE) (“Gulf United” or “the Company”), an independent energy company with interests in oil and natural gas properties located in Colombia and Peru, has filed a Current Report on Form 8-K with the Securities and Exchange Commission to report that it has acquired from SK Innovation Ltd. an undivided forty percent (40%) participation interest in Block SSJN-5,  a 570,452-acre block in the Lower Magdalena Valley in northwest Colombia.  The partners are currently drilling the Cañaguate-1 well on the block, which was spudded late July 2012.

“We are very excited about both expanding our inventory of prospects in Colombia and continuing our partnership with SK,” commented John Connally, Chairman and Chief Executive Officer of Gulf United Energy, Inc.  “We look forward to working closely with SK to fully exploit the potential of this block.”

About Gulf United Energy, Inc.

Based in Houston, Texas, Gulf United Energy, Inc. is an independent energy company with interests in oil and natural gas properties located in Peru and Colombia.  The Company’s common stock trades under the symbol “GLFE.” Additional information can be accessed by reviewing the Company’s Form 10-K and other periodic reports filed with the Securities and Exchange Commission (“SEC”).

Forward-Looking Statements:   The information in this release may contain forward-looking statements relating to anticipated or expected events, activities, trends or results.  Forward-looking statements, can be identified by the use of forward looking terminology such as "believes," "suggests," "expects," "may," "goal," "estimates," "should," "likelihood," "plans," "targets," "intends," "could," or "anticipates," or the negative thereof, or other variations thereon, or comparable terminology, or by discussions of strategy or objectives. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties. Forward-looking statements in this release include, without limitation, the Company’s expectations of the oil and gas in place, drilling schedules and success rates, the reliability of 2D and 3D data, resource information and other performance results, or the likelihood that a drilled or prospective well will be successful. These statements are made to provide the public with management’s current assessment of the Company’s business, and it should not be assumed that reserves are proven recoverable as defined by SEC guidelines or that actual drilling results will prove these statements to be correct. Security holders are cautioned that such forward-looking statements involve risks and uncertainties. The forward-looking statements contained in this release only as of the date hereof, and the Company expressly disclaims any obligation or undertaking to report any updates or revisions to any such statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based. Certain factors may cause results to differ materially from those anticipated by some of the statements made in this release. Please carefully review our filings with the SEC as we have identified many risk factors that impact our business plan.

Contact:

Ernest B. Miller IV, Executive Vice President at (713) 523-6336

or

RJ Falkner & Company, Inc., Investor Relations Counsel at (830) 693-4400 or via email at info@rjfalkner.com